2006-6

Contact: R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

CAMERON TO WEBCAST CONFERENCE REMARKS

HOUSTON (May 5, 2006) – Cameron (formerly Cooper Cameron) Senior Vice President and Chief Financial Officer Franklin Myers will appear at the Calyon Oil Services Conference on Wednesday, May 10, 2006. His remarks will be available on a live webcast.

The conference presentation will be accessible through a link on Cameron’s website, located at www.c-a-m.com, and is scheduled to begin at 9:30 a.m. Eastern time (8:30 a.m. Central). The session will be archived on Cameron’s website for one week beginning the day after the live webcast.

Cameron (NYSE: CAM) is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries.

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Website: www.c-a-m.com